Exhibit 99.1








                    MINDEN BUILDING AND LOAN ASSOCIATION

                             MINDEN, LOUISIANA

                              MARCH 31, 2002

























                     MINDEN BUILDING AND LOAN ASSOCIATION

                              MINDEN, LOUISIANA

                               MARCH 31, 2002


                             TABLE OF CONTENTS





                                                             Page

Balance Sheets                                                  1

Statements of Income                                            2

Statement of Equity                                             3

Statements of Cash Flows                                      4-5

Notes to Financial Statements                                 6-8














                    MINDEN BUILDING AND LOAN ASSOCIATION

                               BALANCE SHEETS

                    MARCH 31, 2002 AND DECEMBER 31, 2001


                                                                 March               December
     A S S E T S                                               31, 2002              31, 2001
     -----------                                               --------              --------
                                                                       (in thousands)
Cash and noninterest-bearing deposits                          $    740              $    802
Interest-bearing demand deposits                                  1,339                 1,039
Federal funds sold                                                1,050                    -
                                                               --------              --------
     Total cash and cash equivalents                              3,129                 1,841

Investment securities:
 Securities held-to-maturity (estimated market value of
  $3,036 - 2002 and $3,825 - 2001)                             $  2,947              $  3,737
 Securities available-for-sale, at estimated market value        12,077                11,287

Federal Home Loan Bank stock, at cost                               462                   458
Loans, net of allowance for loan losses of $911                  43,720                41,188
Accrued interest receivable                                         218                   211
Premises and equipment, net                                       2,123                 2,144
Real estate owned                                                    59                    59
Other assets                                                        401                   308
                                                               --------              --------

Total assets                                                   $ 65,136              $ 61,233
                                                               ========              ========
 LIABILITIES AND EQUITY
 ----------------------

Liabilities:
 Deposits:
   Noninterest-bearing                                         $  2,812              $  2,613
   Interest-bearing                                              46,505                43,457
                                                               --------              --------
     Total deposits                                              49,317                46,070
 Accrued dividends on savings                                       303                   255
 Deferred federal income taxes                                      472                   497
 Federal Home Loan Bank advances                                  3,500                 3,000
 Other liabilities                                                  123                   114
                                                               --------              --------
     Total liabilities                                           53,715                49,936

Commitments and contingencies                                        -                     -

Equity:
 Retained earnings                                               10,759                10,587
 Accumulated other comprehensive income                             662                   710
                                                               --------              --------
     Total equity                                                11,421                11,297
                                                               --------              --------

Total liabilities and equity                                   $ 65,136              $ 61,233
                                                               ========              ========



                              See accompanying notes to financial statements

                    MINDEN BUILDING AND LOAN ASSOCIATION

                            STATEMENTS OF INCOME

             FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001


                                                          2002                  2001
                                                          ----                  ----
                                                                (in thousands)
Interest and dividend income:
 Loans, including fees                                $    845              $    653
 Investments-taxable:
   Securities                                               40                   126
   Mortgage-backed securities                              126                   117
 Dividends-FHLMC/FHLB                                        7                     9
 Other (federal funds/interest-bearing demand)               6                    12
                                                      --------              --------
     Total interest and dividend income                  1,024                   917

Interest expense:
 Interest-bearing deposits                                 420                   452
 Interest on borrowed funds                                 16                    39
                                                      --------              --------
     Total interest expense                                436                   491
                                                      --------              --------

     Net interest income                                   588                   426
 Provision for loan losses                                  -                     -
                                                      --------              --------

     Net interest income after provision
       for loan losses                                     588                   426

Other operating income:
 Customer service fees                                      40                    28
 Gain (loss) on sale of assets                              -                      8
                                                      --------              --------
     Total other operating income                           40                    36

Other operating expenses:
 Salaries and benefits                                     180                   107
 Office occupancy expense                                   30                    27
 Professional fees and supervisory examinations             22                    18
 SAIF insurance premium                                      2                     2
 Other general and administrative expenses                 167                   127
                                                      --------              --------
     Total other operating expenses                        401                   281
                                                      --------              --------

Income before income taxes                                 227                   181

Income tax expense                                          55                    50
                                                      --------              --------

Net income                                            $    172              $    131
                                                      ========              ========

                        See accompanying notes to financial statements.

                    MINDEN BUILDING AND LOAN ASSOCIATION

                            STATEMENT OF EQUITY

                 FOR THE THREE MONTHS ENDED MARCH 31, 2002


                                                        Accumulated
                                                           Other
                                         Retained       Comprehensive
                                         Earnings          Income                   Total
                                         --------       -------------               -----
                                                       (in thousands)

Balance January 1, 2002                $   10,587          $      710          $   11,297

Comprehensive income:
 Net income                                   172                   -                 172
 Change in net unrealized gain on
   securities available for sale, net
   of reclassification adjustment and
   tax effect of $25                            -                 (48)                (48)
                                                                               ----------
     Total comprehensive income                                                       124
                                       ----------          ----------          ----------
Balance March 31, 2002                 $   10,759          $      662          $   11,421
----------------------                 ==========          ==========          ==========

















                              See accompanying notes to financial statements.

                    MINDEN BUILDING AND LOAN ASSOCIATION

                          STATEMENTS OF CASH FLOWS

             FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001



                                                              2002              2001
                                                              ----              ----
                                                                  (in thousands)
Cash flows from operating activities:
 Net income                                               $    172          $    131
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                                 23                27
   Deferred income taxes                                       (25)              (29)
   Stock dividends                                              (3)               (6)
   (Gain) on sale of assets                                      -                (8)
   (Increase) decrease in prepaid expenses and
     accrued income                                            (96)               75
   Increase in dividends payable and other liabilities          57               113
                                                          --------          --------
     Net cash provided by operating activities                 128               303

Cash flows from investing activities:
 Activity in available for sale securities:
  Maturities, prepayments and calls                            694             5,259
  Purchases                                                 (1,510)             (508)
 Activity in held to maturity securities:
  Maturities, prepayments and calls                            767                 -
  Purchases                                                      -                 -
 Net (increase) in loans                                    (2,536)           (2,400)
 Proceeds from sale of real estate owned                         -                 8
 Purchases of premises and equipment                            (2)               (9)
                                                          --------          --------
     Net cash provided (used) by investing activities       (2,587)            2,350

Cash flows from financing activities:
 Net increase in deposits                                    3,247             1,236
 Net increase (decrease) in advances from FHLB                 500            (1,600)
                                                          --------          --------
     Net cash provided (used) by financing activities        3,747              (364)
                                                          --------          --------

Net increase in cash and cash equivalents                    1,288             2,289

Cash and cash equivalents at January 1                       1,841             1,104
                                                          --------          --------

Cash and cash equivalents at March 31                     $  3,129          $  3,393
                                                          ========          ========


                              See accompanying notes to financial statements.

                    MINDEN BUILDING AND LOAN ASSOCIATION

                          STATEMENTS OF CASH FLOWS

             FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001





                                                         2002            2001
                                                         ----            ----
                                                            (in thousands)

Supplemental disclosures:
 Interest paid on deposits and borrowed funds         $   388         $   413
 Income taxes paid                                         30              20

  Noncash investing and financing activities:
   Decrease in unrealized gain on securities
     available for sale                               $    73         $    63
                                                      =======         =======





















                              See accompanying notes to financial statements.

                    MINDEN BUILDING AND LOAN ASSOCIATION

                        NOTES TO FINANCIAL STATEMENTS

                           MARCH 31, 2002 AND 2001




1. PRESENTATION OF INTERIM INFORMATION
   In the opinion of the management of Minden Building and Loan Association (the Association), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of March 31, 2002, and the results of operations and cash flows for the three months ended March 31, 2002 and 2001, and statement of equity for the three months ended March 31, 2002. Interim results are not necessarily indicative of results for a full year.

   The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Association's audited financial statements and notes for the year ended December 31, 2001.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   Minden Building and Loan Association is a mutual building and loan association. The Association accepts customer demand, savings, and time deposits and provides residential fixed-rate mortgages, consumer and business loans to consumers. The Association is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

   Use of Estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, deferred tax assets and trading activities.

   Significant Group Concentrations of Credit Risk. Most of the Association's activities are with customers located within Webster Parish, Louisiana. Note 2 to the financial statements summarizes the types of investment securities in which the Association makes investments, and Note 3 summarizes the types of loans included in the Association's loan portfolio. The Association does not have any significant concentrations to any one industry or customer.

3. LOANS AND ALLOWANCE FOR LOAN LOSSES
   The composition of the Association's loan portfolio at March 31, 2002, is as follows (in thousands):

     First mortgage conventional loans:
      Secured by one-to-four-family residences                   $ 36,417
     Commercial real estate                                         3,144
     Commercial, other than real estate                             2,388
     Consumer loans (including overdrafts of $19)                   1,435
     Consumer loans secured by deposits                             1,162

     Construction loans                                               447
                                                                 --------
        Total                                                      44,993
     Less-allowance for loan losses                                  (911)
        Unfunded construction loan commitments                       (362)
                                                                 --------
        Loans, net                                               $ 43,720
                                                                 ========

   Changes in the allowance for loan losses are summarized as follows:

     Balance, January 1                                          $    911
     Provision for loan losses                                          -
                                                                 --------
     Loans charged off-net of recoveries                                -
     Balance, March 31                                           $    911
                                                                 ========

   The Association's fee for the origination or assumption of a loan approximates its cost incurred on the loan. As the net fees/costs are deemed immaterial to the financial statements, no deferred loan fees/costs have been deferred as provided by SFAS 91.

   The Association's lending activity is concentrated within Webster Parish, Louisiana. The majority of loans extended in this lending area are for one-to-four family dwelling units; however, the Association is expanding its lending activities to commercial real estate, commercial business and consumer loans. See above for detail. The Association requires collateral sufficient in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the Association.

4. ACCRUED INTEREST RECEIVABLE
   Accrued interest receivable at March 31, 2002 consists of the following (in thousands):

      Loans                                                      $    155
      Mortgage-backed securities                                       50
      Investment securities and other                                  13
                                                                 --------
             Total accrued interest receivable                   $    218
                                                                 ========

5. PREMISES AND EQUIPMENT
   Premises and equipment are summarized as follows (in thousands):

      Land and buildings                                         $  2,140
      Furniture, fixtures and equipment                               367
                                                                 --------
             Total                                                  2,507
      Less-accumulated depreciation                                   384
                                                                 --------
             Net premises and equipment                          $  2,123
                                                                 ========
6. DEPOSITS
   Deposits as of March 31, 2002 are summarized as follows (in thousands):

     Demand deposit accounts (including official
      checks of $373 in 2002)                                    $  5,573
     Savings                                                        7,919

6. DEPOSITS   (Continued)

     Certificates of deposit:
      2.00%   2.99%                                                 7,674
      3.00%   3.99%                                                 9,485
      4.00%   4.99%                                                 8,121
      5.00%   5.99%                                                 6,631
      6.00%   6.99%                                                 3,914
                                                                 --------
      Total certificates of deposit                                35,825
                                                                 --------
             Total deposits                                      $ 49,317
                                                                 ========

7. PENSION PLAN
   In 2001, the Association adopted a 401(k) retirement plan and discontinued its "SEP" plan, covering all employees based upon a year of service. The plan provides for a 2% employer contribution (based upon compensation) with a match of the employees contribution up to 6% based upon Board approval. Plan contributions (in thousands) for 2002 and 2001 were $11 and $7, respectively.

8. COMMITMENTS AND CONTINGENCIES
   In the ordinary course of business, the Association has outstanding commitments on which management does not anticipate losses. They include, among other things, commitments to extend credit and letters of credit undertaken in the normal course of business. As of March 31, 2002 (in thousands), the Association had $5,897 of loan commitments and lines of credit outstanding, including loans in process.

   When entered into, these commitments represent off-balance sheet risk to the Association, with the contractual notional amount representing the Association's exposure to credit loss in the event of nonperformance by the other party to the instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. They generally have fixed expiration dates and require payment of a fee. Since many commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis, and obtains an amount of collateral it deems sufficient.











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